UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2018

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153
(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Voltari Corporation (the “Company”) held its Annual Meeting of Stockholders on June 14, 2018 (the “Annual Meeting”). At the Annual Meeting, stockholders voted on the following proposals and cast their votes as described below.

Proposal No. 1.
Election of Directors. The stockholders elected all of the Board’s nominees for director, to serve until the Company’s next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Name	For	Withheld	Abstained	Broker Non-Vote
Peter K. Shea	5,144,337	110,192	--	2,797,518
Jaffrey (Jay) A. Firestone	5,146,647	107,882	--	2,797,518
Kevin Lewis	5,146,306	108,223	--	2,797,518
Sachin Latawa	5,122,227	132,302	--	2,797,518

Proposal No 2.
Advisory Approval of the Company’s Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as described in the Company’s proxy materials.

For	Against	Abstained	Broker Non-Vote
5,013,165	173,414	67,950	2,797,518

Proposal No 3.
Ratification of Appointment of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

For	Against	Abstained	Broker Non-Vote
7,443,962	402,427	205,658	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

June 14, 2018	By:	/s/ Kenneth Goldmann
Kenneth Goldmann
Principal Executive Officer